EMPLOYMENT AGREEMENT

This Agreement made and entered into this 9th day of September, 2011, by and between Nyxio Technologies ("employer"), and Mirjam M. Metcalf ("employee"). The parties recite that:

A. NYXIO TECHNOLOGIES is engaged in, Manufacturing/Retail Consumer Electronics and maintains business premises at, 2156 NE Broadway, Portland, OR 97232.

B. Employee is willing to be employed by Nyxio Technologies, and Nyxio Technologies is willing to employ employee, on the terms and conditions hereinafter set forth. For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, Nyxio Technologies and employee covenant and agree as follows:

1. AGREEMENT TO EMPLOY AND BE EMPLOYED

Nyxio Technologies hereby employs employee as a Chief Financial Officer at the above-mentioned premises, and employee hereby accepts and agrees to such employment.

2. DESCRIPTION OF EMPLOYEE'S DUTIES

Subject to the supervision and pursuant to the orders, advice, and direction of Nyxio Technologies, employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by Nyxio Technologies. Employee shall additionally render such other and unrelated services and duties as may be assigned to him from time to time by Nyxio Technologies.

3. MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES

Employee shall at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Nyxio Technologies. Such duties shall be rendered at the above mentioned premises and at such other place or places as Nyxio Technologies shall in good faith require or as the interests, needs, business, and opportunities of Nyxio Technologies shall require or make advisable.

4. COMPENSATION; REIMBURSEMENT

Nyxio Technologies shall pay employee and employee agrees to accept from Nyxio Technologies, in full payment for employee's services hereunder, compensation at the rate of Thirty-Thousand, Forty-One Dollars and Fifty-Two cents ($30,041.52) per annum, payable bimonthly. In addition to the foregoing, Nyxio Technologies will reimburse employee for any and all necessary, customary, and usual expenses incurred by him/her while traveling for and on behalf of the Nyxio Technologies pursuant to Nyxio Technologies directions.

2156 NE Broadway   •   PORTLAND, OR 97232   •   503.719.4132  •  WWW.NYXIO.COM
Mail to address: P.O. BOX 33558 PORTLAND, OR 97292-3558

5.EMPLOYEE'S LOYALTY TO NYXIO TECHNOLOGIES INTERESTS

Employee shall devote all of his time, attention, knowledge, and skill solely and exclusively to the business and interests of Nyxio Technologies, and Nyxio Technologies shall be entitled to all benefits, emoluments, profits, or other issues arising from or incident to any and all work, services, and advice of employee. Employee expressly agrees that during the term hereof he/she will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to Nyxio Technologies business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of employee to invest any of his/her surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained by deemed to prevent employee from investing or limit employee's right to invest his/her surplus funds in real estate.

6. NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

Employee will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of Nyxio Technologies, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of Nyxio Technologies, its manner of operation, or its plans, processes, or other date of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of Nyxio Technologies, and its good will, and that any breach of the terms of this section is a material breach of this agreement.

7. OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE

Not withstanding anything in this agreement to the contrary, Nyxio Technologies is hereby given the option to terminate this agreement in the event that during the term hereof employee shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined. Such option shall be exercised by Nyxio Technologies giving notice to employee by registered mail, addressed to him/her in care of Nyxio Technologies at the above stated address, or at such other address as employee shall designate in writing, of its intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice this agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date. For purposes of this agreement, employee shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond his/her control, he/she shall have been continuously unable or unwilling or have failed to perform his/her duties hereunder for thirty (30) consecutive days, or if, during any year of the term hereof, he/she shall have been unable or unwilling or have failed to perform his/her duties for a total period of thirty (30) days,whether consecutive or not.

8. DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

Anything herein contained to the contrary notwithstanding, in the event that Nyxio Technologies  shall discontinue operations at the premises mentioned above, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

9. EMPLOYEE'S COMMITMENTS BINDING ONNYXIO TECHNOLOGIES ONLY ON WRITTEN CONSENT

Employee shall not have the right to make any contracts or other commitments for or on behalf of Nyxio Technologies without the written consent of Nyxio Technologies.

2156 NE Broadway   •   PORTLAND, OR 97232   •   503.719.4132  •  WWW.NYXIO.COM
Mail to address: P.O. BOX 33558 PORTLAND, OR 97292-3558

10. AT-WILL EMPLOYMENT

Nyxio Technologies does not offer tenured or guaranteed employment. Either Nyxio Technologies or the employee can terminate the employment relationship at any time, with or without cause, with or without notice. This is called, “Employment At Will.”This Employment At Will relationship exists regardless of any other written statements or policies or any other Nyxio Technologies documents or any verbal statement to the contrary. While Nyxio Technologies may elect to follow its progressive discipline procedure, Nyxio Technologies is in no way obligated to do so. Using progressive discipline is at the sole discretion of Nyxio Technologies.

11. CONTRACT TERMS TO BE EXCLUSIVE

This written agreement contains the sole and entire agreement between the parties, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into the agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

12. WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING

No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

13. CONTRACT GOVERNED BY LAW

This agreement and performance hereunder shall be construed in accordance with the laws of the State of Oregon.

14. BINDING EFFECT OF AGREEMENT

This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives,successors, and assigns.

Executed on the date first above written.

Mirjam M. Metcalf	Date

Nyxio Technologies Representative/Giorgio E.W. Johnson, CEO	Date

2156 NE Broadway   •   PORTLAND, OR 97232   •   503.719.4132  •  WWW.NYXIO.COM
Mail to address: P.O. BOX 33558 PORTLAND, OR 97292-3558